Exhibit 99.1

News Release

Newell Brands Announces Second Quarter 2017 Results

Net Sales Growth +5.1%; Core Sales Growth +2.5%

Reported EPS $0.46, +53.3%; Normalized EPS $0.87, +11.5%

HOBOKEN, NJ – August 4, 2017 – Newell Brands Inc. (NYSE: NWL) announced its second quarter 2017 financial results today.

Second Quarter 2017 Executive Summary

•	Net sales growth of 5.1 percent to $4.1 billion; core sales growth of 2.5 percent.

•	Reported diluted earnings per share of $0.46 compared with $0.30 in the prior year, benefiting from core sales growth, cost synergies and Project Renewal savings, the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year and contributions from acquisitions. These benefits more than offset increased investment in e-commerce, brand development and insights, negative foreign currency impacts, an increase in intangibles amortization, an impairment charge and other costs associated with the divested Winter Sports business and a higher share count.

•	Normalized diluted earnings per share of $0.87 compared with $0.78 in the prior year, as the benefits of increased sales and operating profitability were partially offset by a higher share count. Normalized diluted earnings per share exclude certain items described later in this release.

•	Reported operating margin of 10.4 percent, compared with 3.6 percent in the prior year, driven by strengthened operating profitability and the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year, partially offset by an impairment charge related to the divested Winter Sports business and the mix impact of the acquired Jarden business associated with the two-week period prior to completion of the transaction on April 15, 2016. Normalized operating margin of 17.1 percent, a 130 basis point improvement versus the prior year, reflected cost synergies and Project Renewal savings partially offset by increased investment in e-commerce, brand development and insights.

•	Operating cash flow was $48.2 million, compared with $597 million in the prior year. The prior year operating cash flow was unusually high driven by substantial benefits that do not repeat in the current year related to the timing of the Jarden acquisition on April 15, 2016, including the absence of seasonal cash outflows in the two weeks prior to the transaction and the absence of a $175 million interest payment primarily on debt issued associated with the transaction. Second quarter 2017 results reflect the typical seasonal build in inventories and receivables in advance of key second half drive periods and new product launches and a partial tax payment related to the divestiture of the Tools business.

•	Raised full year 2017 net sales guidance to $14.8 to $15.0 billion, representing 11.5 to 13.0 percent year over year growth, from the previous range of $14.52 to $14.72 billion, to reflect the timing of divestitures and the impact of foreign currency. Reaffirmed full year 2017 guidance for core sales growth of 2.5 to 4.0 percent and normalized diluted earnings per share of $3.00 to $3.20.

•	Completed divestiture of Winter Sports business in July 2017.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	1

News Release

“We achieved a solid set of results in the second quarter delivering competitive growth, good margin development and strong earnings,” said Michael Polk, Newell Brands Chief Executive Officer. “We increased market share by sixty basis points in our large U.S. business, drove continued double digit growth of our global e-commerce business and once again delivered broad-based geographic results with core sales growth in all four regions. Normalized operating margin increased by one hundred and thirty basis points, enabled by more than $80 million of incremental cost savings and synergies, which contributed to our delivery of double digit normalized earnings per share growth.

“We expect core sales growth to strengthen in the second half of the year as we benefit from new distribution gains, a stronger back half pipeline of innovations and sustained double digit growth in e-commerce. We remain confident in our unique long term value creation opportunity for simultaneous growth and margin development and expect strong cash flow generation to enable delivery of our leverage ratio targets well ahead of our committed timetable.”

Second Quarter 2017 Operating Results

Net sales increased 5.1 percent to $4.1 billion, compared with $3.9 billion in the prior year, due to core sales growth, the inclusion of the Jarden business for the full quarter versus only eleven weeks in the prior year period, and the acquisitions of Sistema and WoodWick, partially offset by the divestitures of the Tools, Décor, Fire Starter and Fire Log, Teutonia and Cordage businesses. Core sales grew 2.5 percent driven by strong growth from Baby within the Live Segment, Writing within the Learn segment, Waddington within the Work Segment and Team Sports within the Play Segment. All four geographic regions delivered core sales growth.

Reported gross margin was 36.4 percent compared with 28.4 percent in the prior year, driven by synergies and cost savings and the absence of the negative impact of an acquisition-related inventory step-up in the prior year, partially offset by the negative mix effects of the divestiture of the Tools business and the inclusion of the Jarden business for the full quarter versus the eleven-week period in the prior year. Normalized gross margin was 37.0 percent compared with 37.2 percent in the prior year, as the benefit of cost synergies and savings was more than offset by negative mix effects of the divestiture of Tools and the inclusion of the Jarden business for the full quarter.

Reported operating income was $423 million, or 10.4 percent of sales, compared with $138 million, or 3.6 percent of sales, in the prior year. The margin expansion reflected increased reported gross margin described above and the benefits from cost synergies and other savings to overheads, partially offset by increased investment related to the expansion of e-commerce, brand development and insights, as well as costs associated with the delivery of synergies. Normalized operating income was $692 million compared with $608 million in the prior year. Normalized operating margin was 17.1 percent of sales, compared with 15.8 percent in the prior year, reflecting the normalized gross margin factors described above and the benefits from cost synergies and other savings to overheads, partially offset by increased investment in e-commerce, brand development and insights.

The reported tax rate for the quarter was 17.6 percent compared with 20.3 percent in the prior year. The normalized tax rate was 26.0 percent, compared with 29.2 percent in the prior year, related to the geographic mix effect of earnings and certain discrete tax benefits compared with the prior year.

The company reported net income of $223 million compared with $135 million in the prior year. Reported diluted earnings per share were $0.46 compared with $0.30 in the prior year. Normalized net income was $422 million, or $0.87 per share, compared with $349 million, or $0.78 per share, in the prior year. Both reported and normalized earnings per share reflect improved profitability partially offset by a higher diluted share count.

Operating cash flow was $48.2 million, compared with $597 million in the prior year. The prior year operating cash flow was unusually high driven by substantial benefits that do not repeat in the current year related to the timing of the Jarden acquisition on April 15, 2016, including the absence of seasonal cash outflows in the two weeks prior to the transaction and the absence of a $175 million interest payment primarily on debt issued associated with the transaction. Second quarter 2017 results reflect the typical seasonal build in inventories and receivables in advance of key second half drive periods and new product launches and a partial tax payment related to the divestiture of the Tools business.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	2

News Release

A reconciliation of reported results to normalized results is included in the appendix.

Second Quarter 2017 Operating Segment Results

The Live segment generated net sales of $1.3 billion, an increase of 13.8 percent compared with $1.1 billion in the prior year. Pro forma core sales growth of 0.2 percent was driven by growth from the Baby, Appliances and Home Fragrance businesses, partially offset by softness in Cookware and Fresh Preserving. Reported operating income was $96.2 million compared with $2.5 million in the prior year. Reported operating margin was 7.5 percent of sales compared with 0.2 percent of sales in the prior year. The improvement is largely due to the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year. Normalized operating income was $121 million versus $121 million last year. Normalized operating margin was 9.4 percent of sales, a decline of 140 basis points compared with the prior year, attributable to costs associated with the repositioning of Home Fragrance sub-brands in the U.S. and U.K. and increased investment in e-commerce, brand development and insights, partially offset by synergies and cost savings.

The Learn segment generated net sales of $1.0 billion, an increase of 10.9 percent compared with $912 million in the prior year. Pro forma core sales grew 6.6 percent driven by strong results from Writing. Reported operating income was $305 million compared with $233 million in the prior year. Reported operating margin was 30.1 percent of sales compared with 25.6 percent in the prior year. The improvement was primarily attributable to the benefit of cost synergies and savings and the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year, partially offset by one-time costs and the negative mix impact of meeting strong Elmer’s demand within Writing and increased investment in e-commerce, brand development and insights. Normalized operating income was $330 million versus $301 million last year. Normalized operating margin was 32.6 percent of sales, compared with 33.1 percent last year.

The Work segment generated net sales of $738 million, an increase of 14.1 percent compared with $647 million in the prior year. Pro forma core sales grew 6.3 percent, largely attributable to broad based growth across all divisions, led by Waddington. Reported operating income was $121 million compared with $27.2 million in the prior year, reflecting the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year. Reported operating margin was 16.3 percent of sales compared with 4.2 percent in the prior year. Normalized operating income was $132 million versus $97.2 million last year. Normalized operating margin was 17.9 percent of sales compared with 15.0 percent last year. The improvement was primarily attributable to the benefit of cost synergies and savings.

The Play segment generated net sales of $782 million, a 14.2 percent increase compared with $685 million in the prior year. Pro forma core sales declined 1.2 percent as solid growth on Beverages, Coolers and Team Sports was more than offset by a decline on Fishing related to broad retail inventory destocking across specialty and mass retailers and the negative impact of a key retail customer bankruptcy. Reported operating income was $89.0 million compared with $2.2 million in the prior year, largely due to the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year. Reported operating margin was 11.4 percent of sales, versus 0.3 percent in the prior year. Normalized operating income was $103 million versus $98.8 million in the prior year. Normalized operating margin was 13.1 percent of sales compared with 14.4 percent last year, as increased advertising and promotion investment was only partially offset by cost synergies and savings.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	3

News Release

The Other segment generated net sales of $246 million, a decline of 50.0 percent compared with $492 million in the prior year due to the divestitures of the Tools, Décor, Fire Starter and Fire Log and Cordage businesses. Pro forma core sales declined 2.1 percent, as modest growth from Process Solutions was more than offset by softness in Home & Family. The segment reported an operating loss of $45.5 million compared with operating income of $14.1 million in the prior year. Reported operating margin was negative 18.5 percent of sales, compared with 2.9 percent in the prior year. Reported results versus prior year were negatively impacted by the write-off of goodwill associated with the Winter Sports business and other costs related to the held for sale businesses, partially offset by the absence of the negative impact of inventory step-up related to the acquired Jarden businesses in the prior year. Normalized operating income was $26.2 million versus $47.0 million last year. Normalized operating margin was 10.7 percent of sales, compared with 9.6 percent last year, as input cost inflation was offset by cost savings and synergies.

Outlook for the Twelve Months Ending December 31, 2017

Newell Brands raised its guidance for full year 2017 net sales and reaffirmed its outlook for full year 2017 core sales growth and normalized earnings per share, as follows:

Updated 2017 Full Year Outlook
Net sales	$14.8bn to $15.0bn

Net sales growth	11.5% to 13.0%

Core sales growth	2.5% to 4.0%

Normalized earnings per share	$3.00 to $3.20

The company expects a full year 2017 weighted average share count of approximately 490 million shares and a 2017 tax rate of 22 to 23 percent, driven by a one-time very low rate likely realized in the third quarter of 2017.

As of April 15, 2016, Newell Brands core sales include pro forma core sales associated with the Jarden transaction as if the combination occurred April 15, 2015. Core sales exclude the impact of foreign currency, acquisitions (other than the Jarden acquisition) until their first anniversary, and planned and completed divestitures. Beginning with the second quarter of 2016, the company excludes the amortization of intangible assets associated with acquisitions from its calculation of normalized earnings per share.

The company has presented forward-looking statements regarding normalized earnings per share for 2017, which is a non-GAAP financial measure. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. The unavailable information could have a significant impact on the company’s full year 2017 GAAP financial results.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	4

News Release

Conference Call

The company’s second quarter 2017 earnings conference call will be held today, August 4, 2017, at 8:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investor Relations section of Newell Brands’ website at www.newellbrands.com. A webcast replay and a supporting slide presentation will be made available in the Investor Relations section on the company’s website under Quarterly Earnings.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions (other than the Jarden acquisition), planned or completed divestitures, the deconsolidation of the company’s Venezuelan operations, retail store openings and closings, and changes in foreign currency from year-over-year comparisons. As reflected in the Core Sales Analysis, the effect of foreign currency on reported sales is determined by applying a fixed exchange rate, calculated as the 12-month average in the prior year, to the current and prior year local currency sales amounts (excluding acquisitions and divestitures), with the difference in these two amounts being the increase or decrease in core sales, and the difference between the change in as reported sales and the change in constant currency sales reported as the currency impact. The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income, “normalized” earnings per share, “normalized” interest and “normalized” tax rates, which exclude restructuring and other expenses and one-time and other events such as costs related to certain product recalls, the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, discontinued operations, costs related to the acquisition, integration and financing of acquired businesses, amortization of intangible assets associated with acquisitions (beginning in the second quarter of 2016), advisory costs for process transformation and optimization initiatives, costs of personnel dedicated to integration activities and transformation initiatives under Project Renewal and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In situations in which an item excluded from normalized results impacts income tax expense, the company uses a “with” and “without” approach to determine normalized income tax expense.

While the company believes that these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	5

News Release

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contacts:
Nancy O’Donnell	Michael Sinatra	Liz Cohen
VP, Investor Relations	Director, External Communications	Weber Shandwick
+1 (770) 418-7723	+1 (201) 610-6717	+1 (212) 445-8044
nancy.odonnell@newellco.com	michael.sinatra@newellco.com	liz.cohen@webershandwick.com

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements may relate to, but are not limited to, information or assumptions about the effects of sales (including pricing), income/(loss), earnings per share, return on equity, return on invested capital, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, working capital, cash flow, dividends, capital structure, debt to capitalization ratios, debt ratings, availability of financing, interest rates, restructuring and other project costs, impairment and other charges, potential losses on divestitures, impacts of changes in accounting standards, pending legal proceedings and claims (including environmental matters), future economic performance, costs and cost savings, inflation or deflation with respect to raw materials and sourced products, productivity and streamlining, changes in foreign exchange rates, product recalls, expected benefits and synergies and financial results from recently completed acquisitions and planned acquisitions and divestitures and management’s plans, goals and objectives for future operations, performance and growth or the assumptions relating to any of the forward-looking statements. These statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements.. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation of challenging economic conditions, particularly outside of the United States; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power and consolidation of our customers; our ability to improve productivity, reduce complexity and streamline operations; our ability to develop innovative new products and to develop, maintain and strengthen its end-user brands, including the ability to realize anticipated benefits of increased advertising and promotion spend; risks related to the substantial indebtedness that we have incurred in connection with the Jarden acquisition; risks related to a potential increase in interest rates; our ability to complete planned acquisitions and divestitures; difficulties integrating Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; the risks inherent in our foreign operations, including currency fluctuations, exchange controls and pricing restrictions; a failure of one of our key information technology systems or related controls; future events that could adversely affect the value of our assets

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	6

News Release

and require impairment charges; United States and foreign regulatory impact on our operations including environmental remediation costs; the potential inability to attract, retain and motivate key employees; the imposition of tax liabilities greater than our provisions for such matters; product liability, product recalls or regulatory actions; our ability to protect its intellectual property rights; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values, declining interest rates or otherwise; and those factors listed in our filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K). Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	7

NEWELL BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in millions, except per share data)

	For the three months ended June 30,
	2017	2016	% Change
Net sales	$4,054.6	$3,858.6	5.1%
Cost of products sold	2,579.3	2,762.9

GROSS MARGIN	1,475.3	1,095.7	34.6%
% of sales	36.4%	28.4%

Selling, general and administrative expenses	955.5	947.0	0.9%
	23.6%	24.5%
Restructuring costs	30.5	11.0

Impairment of goodwill, intangibles and other assets	66.2	—

OPERATING INCOME	423.1	137.7	207.3%
% of sales	10.4%	3.6%

Nonoperating expenses:
Interest expense, net	114.6	126.7
Loss on extinguishment of debt	4.5	1.2
Other (income) expense, net	33.4	(160.5)

	152.5	(32.6)

INCOME BEFORE INCOME TAXES	270.6	170.3	58.9%

% of sales	6.7%	4.4%

Income tax expense	47.6	34.5
Effective rate	17.6%	20.3%

INCOME FROM CONTINUING OPERATIONS	223.0	135.8	64.2%

% of sales	5.5%	3.5%

Loss from discontinued operations, net of tax	—	(0.6)

NET INCOME	$223.0	$135.2	64.9%

% of sales	5.5%	3.5%

Weighted average common shares outstanding:
Basic	484.3	448.3
Diluted	485.9	450.2

Earnings per share:
Basic:
Income from continuing operations	$0.46	$0.30
Loss from discontinued operations	—	—

Net income	$0.46	$0.30

Diluted:
Income from continuing operations	$0.46	$0.30
Loss from discontinued operations	—	—

Net income	$0.46	$0.30

Dividends per share	$0.23	$0.19

NEWELL BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in millions, except per share data)

	For the six months ended June 30,
	2017	2016	% Change
Net sales	$7,320.9	$5,173.5	41.5%
Cost of products sold	4,728.4	3,572.2

GROSS MARGIN	2,592.5	1,601.3	61.9%
% of sales	35.4%	31.0%

Selling, general and administrative expenses	1,885.0	1,309.5	43.9%
	25.7%	25.3%
Restructuring costs	43.8	28.7

Impairment of goodwill, intangibles and other assets	84.6	—

OPERATING INCOME	579.1	263.1	120.1%
% of sales	7.9%	5.1%

Nonoperating expenses:
Interest expense, net	236.8	156.1
Loss on extinguishment of debt	32.3	47.1
Other (income) expense, net	(750.7)	(162.0)

	(481.6)	41.2

INCOME BEFORE INCOME TAXES	1,060.7	221.9	378.0%

% of sales	14.5%	4.3%

Income tax expense	199.2	45.8
Effective rate	18.8%	20.6%

INCOME FROM CONTINUING OPERATIONS	861.5	176.1	389.2%

% of sales	11.8%	3.4%

Loss from discontinued operations, net of tax	—	(0.4)

NET INCOME	$861.5	$175.7	390.3%

% of sales	11.8%	3.4%

Weighted average common shares outstanding:
Basic	484.2	358.5
Diluted	485.8	360.1

Earnings per share:
Basic:
Income from continuing operations	$1.78	$0.49
Loss from discontinued operations	—	—

Net income	$1.78	$0.49

Diluted:
Income from continuing operations	$1.77	$0.49
Loss from discontinued operations	—	—

Net income	$1.77	$0.49

Dividends per share	$0.42	$0.38

NEWELL BRANDS INC.

CONSOLIDATED BALANCE SHEETS

in Millions

	At June 30, 2017	At June 30, 2016
Assets
Current Assets
Cash and cash equivalents	$780.2	$627.3
Accounts receivable, net	2,988.7	2,876.6
Inventories, net	2,649.5	2,908.7
Prepaid expenses and other current assets	353.3	406.6
Assets held for sale	359.2	—

Total Current Assets	7,130.9	6,819.2

Property, plant and equipment, net	1,653.2	1,709.1
Goodwill	10,461.9	11,980.9
Other intangible assets, net	14,266.6	12,953.3
Deferred income taxes	39.3	64.9
Other assets	398.1	427.9

TOTAL ASSETS	$33,950.0	$33,955.3

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,719.0	$1,566.8
Accrued compensation	226.9	334.9
Accrued income taxes	183.8	—
Other accrued liabilities	1,323.3	1,340.3
Short-term debt and current portion of long-term debt	1,221.0	943.0
Liabilities held for sale	117.3	—

Total current liabilities	4,791.3	4,185.0

Non-current liabilities
Long-term debt	10,172.8	12,044.8
Deferred income taxes	4,930.3	4,559.4
Other non-current liabilities	1,777.4	1,823.0

Total liabilities	$21,671.8	$22,612.2

Stockholders’ equity
Total stockholders’ equity - Parent	12,244.4	11,310.7
Total stockholders’ equity - Non-controlling interests	33.8	32.4

Total stockholders’ equity	$12,278.2	$11,343.1

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,950.0	$33,955.3

NEWELL BRANDS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

in Millions

	For the six months ended June 30,
	2017	2016
Operating Activities

Net income	$861.5	$175.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	320.0	169.2
Impairment losses	84.6	—
Gain from sale of businesses, net	(758.1)	(161.9)
Loss on extinguishment of debt	(1.9)	47.1
Deferred income taxes	(60.9)	60.1
Stock based compensation expense	39.7	29.1
Other, net	6.2	11.3

Changes in operating accounts excluding the effects of acquisitions and divestitures:
Accounts receivable	(49.4)	(255.8)
Inventories	(498.8)	314.6
Accounts payable	177.2	243.3
Accrued liabilities and other	(361.1)	(296.8)

Net cash provided by (used in) operating activities	$(241.0)	$335.9

Investing Activities

Proceeds from sale of divested businesses	1,901.7	236.4
Acquisitions and acquisition related activities	(557.6)	(8,597.7)
Capital expenditures	(191.2)	(163.9)
Other investing activities	5.4	6.5

Net cash provided by (used in) investing activities	$1,158.3	$(8,518.7)

Financing Activities

Net short term borrowings	620.1	47.2
Proceeds from issuance of debt, net of debt issuance costs	—	9,414.6
Payments on debt	(1,159.5)	(750.0)
Cash dividends	(204.3)	(145.0)
Option proceeds net of repurchase of restricted shares for vesting	(19.8)	(17.9)

Net cash provided by (used in) financing activities	$(763.5)	$8,548.9

Exchange rate effect on cash and cash equivalents	38.9	(13.6)

Increase in cash and cash equivalents	192.7	352.5
Cash and cash equivalents at beginning of period	587.5	274.8

Cash and cash equivalents at end of period	$780.2	$627.3

NEWELL BRANDS INC.

Financial Worksheet - Segment Reporting

in Millions

	For the three months ended March 31, 2017						For the three months ended March 31, 2016						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items [1]	Income	Margin	Net Sales	Income	Margin	Items [2]	Income	Margin	$	%	$	%
LIVE	1,067.8	57.6	5.4%	23.4	81.0	7.6%	322.1	32.0	9.9%	—	32.0	9.9%	745.7	231.5%	49.0	153.1%
LEARN	569.1	88.2	15.5%	21.3	109.5	19.2%	384.9	84.8	22.0%	2.8	87.6	22.8%	184.2	47.9%	21.9	25.0%
WORK	613.7	62.9	10.2%	11.5	74.4	12.1%	268.6	40.5	15.1%	0.1	40.6	15.1%	345.1	128.5%	33.8	83.3%
PLAY	628.0	56.3	9.0%	10.5	66.8	10.6%	61.1	(2.1)	(3.4)%	—	(2.1)	(3.4)%	566.9	927.8%	68.9	(3,281.0)%
OTHER	387.7	4.0	1.0%	33.4	37.4	9.6%	278.2	28.9	10.4%	2.3	31.2	11.2%	109.5	39.4%	6.2	19.9%
RESTRUCTURING	—	(13.3)	—%	13.3	—	—%	—	(17.7)	—%	17.7	—	—%	—	—%	—	—%
CORPORATE	—	(99.7)	—%	78.2	(21.5)	—%	—	(41.0)	—%	23.5	(17.5)	—%	—	—%	(4.0)	(22.9)%

	$3,266.3	$156.0	4.8%	$191.6	$347.6	10.6%	$1,314.9	$125.4	9.5%	$46.4	$171.8	13.1%	$1,951.4	148.4%	$175.8	102.3%

	For the three months ended June 30, 2017						For the three months ended June 30, 2016						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items [3]	Income	Margin	Net Sales	Income	Margin	Items [4]	Income	Margin	$	%	$	%
LIVE	1,277.6	96.2	7.5%	24.4	120.6	9.4%	1,123.0	2.5	0.2%	118.9	121.4	10.8%	154.6	13.8%	(0.8)	(0.7)%
LEARN	1,011.4	304.5	30.1%	25.7	330.2	32.6%	911.7	233.3	25.6%	68.1	301.4	33.1%	99.7	10.9%	28.8	9.6%
WORK	737.7	120.5	16.3%	11.2	131.7	17.9%	646.8	27.2	4.2%	70.0	97.2	15.0%	90.9	14.1%	34.5	35.5%
PLAY	782.0	89.0	11.4%	13.5	102.5	13.1%	685.0	2.2	0.3%	96.6	98.8	14.4%	97.0	14.2%	3.7	3.7%
OTHER	245.9	(45.5)	(18.5)%	71.7	26.2	10.7%	492.1	14.1	2.9%	32.9	47.0	9.6%	(246.2)	(50.0)%	(20.8)	(44.3)%
RESTRUCTURING	—	(30.5)	—%	30.5	—	—%	—	(11.0)	—%	11.0	—	—%	—	—%	—	—%
CORPORATE	—	(111.1)	—%	91.8	(19.3)	—%	—	(130.6)	—%	72.7	(57.9)	—%	—	—%	38.6	66.7%

	$4,054.6	$423.1	10.4%	$268.8	$691.9	17.1%	$3,858.6	$137.7	3.6%	$470.2	$607.9	15.8%	$196.0	5.1%	$84.0	13.8%

	For the six months ended June 30, 2017						For the six months ended June 30, 2016						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items	Income	Margin	Net Sales	Income	Margin	Items	Income	Margin	$	%	$	%
LIVE	2,345.4	153.8	6.6%	47.8	201.6	8.6%	1,445.1	34.5	2.4%	118.9	153.4	10.6%	900.3	62.3%	48.2	31.4%
LEARN	1,580.5	392.7	24.8%	47.0	439.7	27.8%	1,296.6	318.1	24.5%	70.9	389.0	30.0%	283.9	21.9%	50.7	13.0%
WORK	1,351.4	183.4	13.6%	22.7	206.1	15.3%	915.4	67.7	7.4%	70.1	137.8	15.1%	436.0	47.6%	68.3	49.6%
PLAY	1,410.0	145.3	10.3%	24.0	169.3	12.0%	746.1	0.1	—%	96.6	96.7	13.0%	663.9	89.0%	72.6	75.1%
OTHER	633.6	(41.5)	(6.5)%	105.1	63.6	10.0%	770.3	43.0	5.6%	35.2	78.2	10.2%	(136.7)	(17.7)%	(14.6)	(18.7)%
RESTRUCTURING	—	(43.8)	—%	43.8	—	—%	—	(28.7)	—%	28.7	—	—%	—	—%	—	—%
CORPORATE	—	(210.8)	—%	170.0	(40.8)	—%	—	(171.6)	—%	96.2	(75.4)	—%	—	—%	34.6	45.9%

	$7,320.9	$579.1	7.9%	$460.4	$1,039.5	14.2%	$5,173.5	$263.1	5.1%	$516.6	$779.7	15.1%	$2,147.4	41.5%	$259.8	33.3%

[1]	The three months ended March 31, 2017, excluded items consist of $4.4 million (including $1.5 million of restructuring costs) associated with Project Renewal; $1.9 million of costs related to the fair value step-up of inventory related to the WoodWick (Smith Mountain Industries) acquisition; $65.2 million of costs (including $11.8 million of restructuring costs) primarily related to the Jarden integration; $3.3 million of transaction related costs; $13.7 million of divestiture costs, primarily related to the divestiture of the Tools business (excluding Dymo Industrial); $84.7 million of amortization of acquisition-related intangible assets and $18.4 million of impairment charges primarily associated with assets of businesses held for sale.
[2]	The three months ended March 31, 2016, excluded items consist of $26.1 million (including $11.1 million of restructuring costs) associated with Project Renewal; $19.3 million of costs (including $6.6 million of restructuring costs) primarily related to acquisition and integration of Elmer’s, Ignite Holdings, LLC, and Jarden; $1.0 million of costs associated with the planned divestiture of Décor.
[3]	The three months ended June 30, 2017, excluded items consist of $12.0 million (including $8.8 million of restructuring costs) associated with Project Renewal; $5.7 million of costs related to the fair value step-up of inventory related to the Sistema acquisition; $96.3 million of costs (including $21.7 million of restructuring costs) primarily related to the Jarden integration; $12.1 million of transaction related costs; $5.3 million of divestiture costs, primarily related to the divestiture of the Lehigh and Fire building businesses; $7.6 million of fire-related loss; $63.6 million of amortization of acquisition-related intangible assets and $66.2 million of impairment charges primarily associated with goodwill and intangible assets of the Winter Sports business held for sale.
[4]	The three months ended June 30, 2016, excluded items consist of $16.2 million (including $2.1 million of restructuring costs) associated with Project Renewal; $333.7 million of non-cash charges related to the fair value step-up of inventory related to the Jarden acquisition; $26.2 million of costs (including $8.9 million of restructuring costs) primarily related to acquisition and integration of Elmer’s, Ignite Holdings, LLC, and Jarden; $50.7 million of transaction and related costs associated with the Jarden transaction; $0.5 million of costs associated with the divestiture of Décor and $42.9 million of amortization of acquisition-related intangible assets.

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the three months ended June 30, 2017
	GAAP Measure	Project Renewal Costs [1]			Inventory step up [2]	Acquisition and integration costs [3]	Acquisition amortization costs [4]	Transaction and related costs [5]	Divestiture costs [6]	Fire-related loss [7]	Loss on extinguishment of debt [8]	Net gain/(loss) on sale of businesses [9]	Non-GAAP Measure
	Reported	Advisory costs	Personnel costs	Other costs									Normalized*	Percentage of Sales
Cost of products sold	$2,579.3	$—	$(0.6)	$—	$(5.7)	$(6.5)	$(2.9)	$—	$—	$(7.6)	$—	$—	$2,556.0	63.0%
Gross profit	1,475.3	—	0.6	—	5.7	6.5	2.9	—	—	7.6	—	—	1,498.6	37.0%
Selling, general and administrative expenses	955.5	(1.0)	(1.5)	(0.1)	—	(68.1)	(60.7)	(12.1)	(5.3)	—	—	—	806.7	19.9%
Restructuring costs	30.5	—	—	(8.8)	—	(21.7)	—	—	—	—	—	—	—
Impairment charges	66.2	—	—	—	—	—	(66.2)	—	—	—	—	—	—
Operating income (loss)	423.1	1.0	2.1	8.9	5.7	96.3	129.8	12.1	5.3	7.6	—	—	691.9	17.1%
Non-operating (income) expenses	152.5	—	—	—	—	—	—	—	—	—	(4.5)	(25.9)	122.1
Income before income taxes	270.6	1.0	2.1	8.9	5.7	96.3	129.8	12.1	5.3	7.6	4.5	25.9	569.8
Income taxes [11]	47.6	0.3	0.8	3.2	2.1	36.1	47.3	4.2	2.1	2.6	1.6	—	147.9
Net income (loss) from continuing operations	223.0	0.7	1.3	5.7	3.6	60.2	82.5	7.9	3.2	5.0	2.9	25.9	421.9
Net income (loss)	223.0	0.7	1.3	5.7	3.6	60.2	82.5	7.9	3.2	5.0	2.9	25.9	421.9
Diluted earnings per share**	$0.46	$—	$—	$0.01	$0.01	$0.12	$0.17	$0.02	$0.01	$0.01	$0.01	$0.05	$0.87

	For the three months ended June 30, 2016
	GAAP Measure	Project Renewal Costs [1]			Inventory step up [2]	Acquisition and integration costs [3]	Acquisition amortization costs [4]	Transaction and related costs [5]	Divestiture costs [6]	Net gain/(loss) on sale of business [9]	Discontinued operations [10]	Non-GAAP Measure
	Reported	Advisory Costs	Personnel Costs	Other Costs								Normalized*	Percentage of Sales
Cost of products sold	$2,762.9	$(0.5)	$(1.9)	$(0.4)	$(333.7)	$(0.2)	$(2.9)	$—	$—	$—	$—	$2,423.3	62.8%
Gross profit	1,095.7	0.5	1.9	0.4	333.7	0.2	2.9	—	—	—	—	1,435.3	37.2%
Selling, general & administrative expenses	947.0	(1.6)	(8.2)	(1.5)	—	(17.1)	(40.0)	(50.7)	(0.5)	—	—	827.4	21.4%
Restructuring costs	11.0	—	—	(2.1)	—	(8.9)	—	—	—	—	—	—
Operating income (loss)	137.7	2.1	10.1	4.0	333.7	26.2	42.9	50.7	0.5	—	—	607.9	15.8%
Non-operating (income) expenses	(32.6)	—	—	—	—	(14.0)	—	—	—	161.0	—	114.4
Income (loss) before income taxes	170.3	2.1	10.1	4.0	333.7	40.2	42.9	50.7	0.5	(161.0)	—	493.5
Income taxes [11]	34.5	0.7	3.5	1.5	116.1	15.4	14.7	17.2	0.2	(59.5)	—	144.3
Net income (loss) from continuing operations	135.8	1.4	6.6	2.5	217.6	24.8	28.2	33.5	0.3	(101.5)	—	349.2
Net income (loss)	135.2	1.4	6.6	2.5	217.6	24.8	28.2	33.5	0.3	(101.5)	0.6	349.2
Diluted earnings per share**	$0.30	$—	$0.01	$0.01	$0.48	$0.06	$0.06	$0.07	$—	$(0.23)	$—	$0.78

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Totals may not add due to rounding.
[1]	Costs associated with Project Renewal during the three months ended June 30, 2017 include $3.2 million of project-related costs and $8.8 million of restructuring costs, and those associated with Project Renewal during the three months ended June 30, 2016 include $14.1 million of project-related costs and $2.1 million of restructuring costs. Project-related costs include advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs.
[2]	During the three months ended June 30, 2017, the Company recognized $5.7 million of non-cash charges related to the fair value step up of inventory related to the Sistema acquisition. During the three months ended June 30, 2016, the Company recognized $333.7 million of non-cash charges related to the fair value step up of inventory related to the Jarden acquisition.
[3]	During the three months ended June 30, 2017, the Company incurred $96.3 million of costs (including $21.7 million of restructuring costs) primarily associated with the Jarden integration. During the three months ended June 30, 2016, the Company incurred $26.2 million of costs (including $8.9 million of restructuring costs) associated with the acquisition and integration of Elmer’s, Ignite Holdings, LLC, and Jarden. In addition, the Company recognized a $1.2 million loss associated with the termination of the Jarden Bridge Facility and $12.8 million of interest costs associated with borrowing arrangements for the Jarden transaction.
[4]	During the three months ended June 30, 2017 and 2016, the Company incurred acquisition amortization costs of $63.6 million and $42.9 million, respectively. During the three months ended June 30, 2017, the Company recognized $66.2 million of impairment charges primarily associated with goodwill and intangible assets of the Winter Sports business held for sale.
[5]	During the three months ended June 30, 2017, the Company recognized $12.1 million of transaction and related costs, primarily associated with the Sistema acquisition. During the three months ended June 30, 2016, the Company recognized $50.7 million of transaction and related costs associated with the Jarden transaction.
[6]	During the three months ended June 30, 2017, the Company recognized $5.3 million of transaction and related costs primarily associated with the divestiture the Lehigh and Fire building businesses and planned divestitures of the Winter Sports business. During the three months ended June 30, 2016, the Company recognized $0.5 million of costs associated with the divestiture of Décor.
[7]	During the three months ended June 30, 2017, the Company incurred $7.6 million of fire-related losses and costs, net of recoveries, in the Writing business.
[8]	During the three months ended June 30, 2017, the Company incurred a $4.5 million loss related to the extinguishment of debt, consisting of a make-whole payment of $8.6 million and fees, partially offset by $4.1 million of non-cash write-offs from related swap gains.
[9]	During the three months ended June 30, 2017, the Company recognized a net loss of $25.9 million related to the sale of the divested businesses (Tools, Lehigh, and Zoot). The related tax benefit was offset by $10.6 million of deferred tax expense related to the difference between the book and tax basis on the pending sale of the Winter Sports business. During the three months ended June 30, 2016, the Company recognized a gain of $161.0 million related to the divestiture of the Décor business.
[10]	During the three months ended June 30, 2016, the Company recognized net loss of $0.6 million in discontinued operations.
[11]	The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item is excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the six months ended June 30, 2017
	GAAP Measure	Project Renewal Costs [1]				Acquisition and integration costs [3]	Acquisition amortization costs [4]	Transaction and related costs [5]			Loss on extinguishment of debt [8]	Net gain/(loss) on sale of businesses [9]	Non-GAAP Measure
	Reported	Advisory costs	Personnel costs	Other costs	Inventory step up [2]				Divestiture costs [6]	Fire-related loss [7]			Normalized*	Percentage of Sales
Cost of products sold	$4,728.4	$—	$(1.5)	$—	$(7.6)	$(9.3)	$(5.8)	$—	$—	$(7.6)	$—	$—	$4,696.6	64.2%
Gross profit	2,592.5	—	1.5	—	7.6	9.3	5.8	—	—	7.6	—	—	2,624.3	35.8%
Selling, general and administrative expenses	1,885.0	(1.0)	(3.3)	(0.3)	—	(118.7)	(142.5)	(15.4)	(19.0)	—	—	—	1,584.8	21.6%
Restructuring costs	43.8	—	—	(10.3)	—	(33.5)	—	—	—	—	—	—	—
Impairment charges	84.6	—	—	—	—	—	(84.6)	—	—	—	—	—	—
Operating income (loss)	579.1	1.0	4.8	10.6	7.6	161.5	232.9	15.4	19.0	7.6	—	—	1,039.5	14.2%
Non-operating (income) expenses	(481.6)	—	—	—	—	—	—	(2.0)	—	—	(32.3)	758.1	242.2
Income before income taxes	1,060.7	1.0	4.8	10.6	7.6	161.5	232.9	17.4	19.0	7.6	32.3	(758.1)	797.3
Income taxes [11]	199.2	0.3	1.7	3.7	2.7	56.6	79.9	5.9	6.4	2.6	10.4	(157.6)	211.8
Net income (loss) from continuing operations	861.5	0.7	3.1	6.9	4.9	104.9	153.0	11.5	12.6	5.0	21.9	(600.5)	585.5
Net income (loss)	861.5	0.7	3.1	6.9	4.9	104.9	153.0	11.5	12.6	5.0	21.9	(600.5)	585.5
Diluted earnings per share**	$1.77	$—	$0.01	$0.01	$0.01	$0.22	$0.31	$0.02	$0.03	$0.01	$0.05	$(1.23)	$1.21

	For the six months ended June 30, 2016
	GAAP Measure	Project Renewal Costs [1]				Acquisition and integration costs [3]	Acquisition amortization costs [4]	Transaction and related costs [5]		Net gain/(loss) on sale of business [9]		Non-GAAP Measure
	Reported	Advisory Costs	Personnel Costs	Other Costs	Inventory step up [2]				Divestiture costs [6]		Discontinued operations [10]	Normalized*	Percentage of Sales
Cost of products sold	$3,572.2	$(0.7)	$(3.4)	$(0.8)	$(333.7)	$(0.2)	$(2.9)	$—	$—	$—	$—	$3,230.5	62.4%
Gross profit	1,601.3	0.7	3.4	0.8	333.7	0.2	2.9	—	—	—	—	1,943.0	37.6%
Selling, general & administrative expenses	1,309.5	(6.7)	(14.3)	(3.2)	—	(29.8)	(40.0)	(50.7)	(1.5)	—	—	1,163.3	22.5%
Restructuring costs	28.7	—	—	(13.2)	—	(15.5)	—	—	—	—	—	—
Operating income (loss)	263.1	7.4	17.7	17.2	333.7	45.5	42.9	50.7	1.5	—	—	779.7	15.1%
Non-operating (income) expenses	41.2	—	—	—	—	(63.9)	—	—	—	161.0	—	138.3
Income (loss) before income taxes	221.9	7.4	17.7	17.2	333.7	109.4	42.9	50.7	1.5	(161.0)	—	641.4
Income taxes [11]	45.8	2.2	5.7	6.3	116.1	35.5	14.7	17.2	0.5	(59.5)	—	184.5
Net income (loss) from continuing operations	176.1	5.2	12.0	10.9	217.6	73.9	28.2	33.5	1.0	(101.5)	—	456.9
Net income (loss)	175.7	5.2	12.0	10.9	217.6	73.9	28.2	33.5	1.0	(101.5)	0.4	456.9
Diluted earnings per share**	$0.49	$0.01	$0.03	$0.03	$0.60	$0.21	$0.08	$0.09	$—	$(0.28)	$—	$1.27

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Totals may not add due to rounding.
[1]	Costs associated with Project Renewal during the six months ended June 30, 2017 include $6.1 million of project-related costs and $10.3 million of restructuring costs, and those associated with Project Renewal during the six months ended June 30, 2016 include $29.1 million of project-related costs and $13.2 million of restructuring costs. Project-related costs include advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs.
[2]	During the six months ended June 30, 2017, the Company recognized $7.6 million of non-cash charges related to the fair value step up of inventory related to the Sistema and WoodWick (Smith Mountain Industries) acquisitions. During the six months ended June 30, 2016, the Company recognized $333.7 million of non-cash charges related to the fair value step up of inventory related to the Jarden acquisition.
[3]	During the six months ended June 30, 2017, the Company incurred $161.5 million of costs (including $33.5 million of restructuring costs) primarily associated with the Jarden integration. During the six months ended June 30, 2016, the Company incurred $45.5 million of costs (including $15.5 million of restructuring costs) associated with the acquisition and integration of Elmer’s, Ignite Holdings, LLC, and Jarden. In addition, the Company recognized a $47.1 million loss associated with the termination of the Jarden Bridge Facility and $16.8 million of interest costs associated with borrowing arrangements for the Jarden transaction.
[4]	During the six months ended June 30, 2017 and 2016, the Company incurred acquisition amortization costs of $148.3 million and $42.9 million, respectively. During the six months ended June 30, 2017, the Company recognized $84.6 million of impairment charges primarily associated with assets of the Winter Sports and Fire building businesses held for sale.
[5]	During the six months ended June 30, 2017, the Company recognized $17.4 million of transaction and related costs, which includes $2.0 million of hedge loss associated with the Sistema acquisition. During the six months ended June 30, 2016, the Company recognized $50.7 million of transaction and related costs associated with the Jarden transaction.
[6]	During the six months ended June 30, 2017, the Company recognized $19.0 million of transaction and related costs primarily associated with the divestiture of the Tools business (excluding Dymo® industrial labeling) and planned divestitures of other businesses. During the six months ended June 30, 2016, the Company recognized $1.5 million of costs associated with the divestiture of Décor.
[7]	During the six months ended June 30, 2017, the Company incurred $7.6 million of fire-related losses and costs, net of recoveries, in the Writing business.
[8]	During the six months ended June 30, 2017, the Company incurred a $32.3 million loss related to the extinguishment of debt, consisting of a make-whole payment of $34.2 million and fees, partially offset by $1.9 million of non-cash write-offs.
[9]	During the six months ended June 30, 2017 and 2016, the Company recognized $758.1 million of net gains related to the sale of the businesses, primarily Tools, and $161.0 million related to the divestiture of Décor, respectively. During the six months ended June 30 2017, the Company recognized $10.6 million of deferred tax expense related to the difference between the book and tax basis on the pending sale of the Winter Sports business.
[10]	During the six months ended June 30, 2016, the Company recognized net loss of $0.4 million in discontinued operations.
[11]	The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item is excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

Core Sales Analysis by Segment - Actual and Adjusted Pro Forma Basis (Unaudited)

For the three months ended June 30, 2017 and 2016

											in Millions
	June 30, 2017					June 30, 2016
	2017 Net Sales (Reported)	Acquisitions/ Divestitures and Other, Net [3]	Net Sales Base Business	Currency Impact	2017 Core Sales [2]	2016 Net Sales (Pro forma) [1]	Divestitures [3]	Net Sales Base Business	Currency Impact	2016 Core Sales [2]	Increase (Decrease) Core Sales
											$	%
LIVE	1,277.6	(108.1)	1,169.5	2.2	1,171.7	1,241.6	(64.4)	1,177.2	(8.0)	1,169.2	2.5	0.2%
LEARN	1,011.4	—	1,011.4	2.4	1,013.8	955.4	—	955.4	(4.7)	950.7	63.1	6.6%
WORK	737.7	(23.9)	713.8	2.9	716.7	707.5	(27.6)	679.9	(5.7)	674.2	42.5	6.3%
PLAY	782.0	—	782.0	2.2	784.2	798.8	(1.2)	797.6	(3.8)	793.8	(9.6)	(1.2)%
OTHER	245.9	(26.9)	219.0	0.4	219.4	533.6	(307.4)	226.2	(2.1)	224.1	(4.7)	(2.1)%

TOTAL COMPANY	$4,054.6	$(158.9)	$3,895.7	$10.1	$3,905.8	$4,236.9	$(400.6)	$3,836.3	$(24.3)	$3,812.0	$93.8	2.5%

Less: Jarden Acquisition						$(378.3)

2016 Net Sales (Reported)						$3,858.6

Core Sales Analysis by Geography - Actual and Adjusted Pro Forma Basis (Unaudited)

	June 30, 2017					June 30, 2016
	2017 Net Sales (Reported)	Acquisitions/ Divestitures and Other, Net [3]	Net Sales Base Business	Currency Impact	2017 Core Sales [2]	2016 Net Sales (Pro forma) [1]	Divestitures [3]	Net Sales Base Business	Currency Impact	2016 Core Sales [2]	Increase (Decrease) Core Sales
											$	%
NORTH AMERICA	3,177.6	(87.2)	3,090.4	3.2	3,093.6	3,339.2	(298.9)	3,040.3	(6.2)	3,034.1	59.5	2.0%
EUROPE, MIDDLE EAST, AFRICA	471.5	(20.4)	451.1	9.3	460.4	513.0	(49.5)	463.5	(14.5)	449.0	11.4	2.5%
LATIN AMERICA	178.5	(4.7)	173.8	(4.1)	169.7	179.8	(21.7)	158.1	(2.9)	155.2	14.5	9.3%
ASIA PACIFIC	227.0	(46.6)	180.4	1.7	182.1	204.9	(30.5)	174.4	(0.7)	173.7	8.4	4.8%

TOTAL COMPANY	$4,054.6	$(158.9)	$3,895.7	$10.1	$3,905.8	$4,236.9	$(400.6)	$3,836.3	$(24.3)	$3,812.0	$93.8	2.5%

Less: Jarden Acquisition						$(378.3)

2016 Net Sales (Reported)						$3,858.6

[1]	Includes pre-acquisition Jarden net sales from January 1, 2016.
[2]	“Core Sales” is determined by applying a fixed exchange rate, calculated as the 12-month average in 2016, to the current and prior year local currency sales amounts, with the difference between the change in “As Reported” sales and the change in “Core Sales” reported in the table as “Currency Impact”. Core Sales Growth excludes the impact of currency, acquisitions and divestitures.
[3]	Acquisitions exclude net sales until the one year anniversary of their respective dates of acquisition, and are comprised of Sistema, Smith Mountain Industries, GUD, Bond, and Touch Industries. Divestitures include both actual and planned divestitures comprised of the actual divestitures of Levolor and Kirsch window coverings brands (“Décor”) in June 2016, the Tools business (excluding Dymo® industrial labeling) in the first quarter of 2017, and the Fire building, Lehigh, and Teutonia businesses all in the second quarter of 2017; as well as the planned divestitures of businesses held for sale including two winter sports units, Völkl® and K2®, a remaining portion of the Rubbermaid® Consumer Storage business to be divested in the third quarter of 2017, Humidifiers and Fans business, and the planned exit of a distribution agreement with Sprue Aegis. Additionally, since the completion of the Jarden acquisition and consistent with standard retail practice, the Home Fragrance business in the Live segment and the Outdoor & Recreation business in the Play Segment exclude net sales from retail store openings until one year anniversary of their opening dates and current and prior period net sales from retail store closures from the decision date to close until their closing dates.

NEWELL BRANDS INC.

Core Sales Analysis by Segment—Actual and Adjusted Pro Forma Basis (Unaudited)

For the six months ended June 30, 2017 and 2016

											in Millions
	June 30, 2017					June 30, 2016
	2017 Net Sales (Reported)	Acquisitions/ Divestitures and Other, Net [3]	Net Sales Base Business	Currency Impact	2017 Core Sales [2]	2016 Net Sales (Pro forma) [1]	Divestitures [3]	Net Sales Base Business	Currency Impact	2016 Core Sales [2]	Increase (Decrease) Core Sales
											$	%
LIVE	2,345.4	(179.3)	2,166.1	10.9	2,177.0	2,269.9	(114.8)	2,155.1	(7.0)	2,148.1	28.9	1.3%
LEARN	1,580.5	(1.1)	1,579.4	7.9	1,587.3	1,487.8	—	1,487.8	(4.2)	1,483.6	103.7	7.0%
WORK	1,351.4	(44.8)	1,306.6	8.1	1,314.7	1,345.1	(51.2)	1,293.9	(3.7)	1,290.2	24.5	1.9%
PLAY	1,410.0	(0.1)	1,409.9	6.7	1,416.6	1,424.7	(2.0)	1,422.7	0.1	1,422.8	(6.2)	(0.4)%
OTHER	633.6	(216.7)	416.9	2.5	419.4	1,042.2	(640.0)	402.2	0.5	402.7	16.7	4.1%

TOTAL COMPANY	$7,320.9	$(442.0)	$6,878.9	$36.1	$6,915.0	$7,569.7	$(808.0)	$6,761.7	$(14.3)	$6,747.4	$167.6	2.5%

Less: Jarden Acquisition						$(2,396.2)

2016 Net Sales (Reported)						$5,173.5

Core Sales Analysis by Geography - Actual and Adjusted Pro Forma Basis (Unaudited)

	June 30, 2017					June 30, 2016
	2017 Net Sales (Reported)	Acquisitions/ Divestitures and Other, Net [3]	Net Sales Base Business	Currency Impact	2017 Core Sales [2]	2016 Net Sales (Pro forma) [1]	Divestitures [3]	Net Sales Base Business	Currency Impact	2016 Core Sales [2]	Increase (Decrease) Core Sales
											$	%
NORTH AMERICA	5,636.0	(266.7)	5,369.3	3.0	5,372.3	5,872.4	(590.0)	5,282.4	(0.4)	5,282.0	90.3	1.7%
EUROPE, MIDDLE EAST, AFRICA	926.2	(76.1)	850.1	33.4	883.5	990.4	(117.9)	872.5	(20.9)	851.6	31.9	3.7%
LATIN AMERICA	348.2	(15.4)	332.8	(5.3)	327.5	336.5	(42.4)	294.1	2.2	296.3	31.2	10.5%
ASIA PACIFIC	410.5	(83.8)	326.7	5.0	331.7	370.4	(57.7)	312.7	4.8	317.5	14.2	4.5%

TOTAL COMPANY	$7,320.9	$(442.0)	$6,878.9	$36.1	$6,915.0	$7,569.7	$(808.0)	$6,761.7	$(14.3)	$6,747.4	$167.6	2.5%

Less: Jarden Acquisition						$(2,396.2)

2016 Net Sales (Reported)						$5,173.5

[1]	Includes pre-acquisition Jarden net sales from January 1, 2016.
[2]	“Core Sales” is determined by applying a fixed exchange rate, calculated as the 12-month average in 2016, to the current and prior year local currency sales amounts, with the difference between the change in “As Reported” sales and the change in “Core Sales” reported in the table as “Currency Impact”. Core Sales Growth excludes the impact of currency, acquisitions and divestitures.
[3]	Acquisitions exclude net sales until the one year anniversary of their respective dates of acquisition, and are comprised of Sistema, Smith Mountain Industries, GUD, Bond, and Touch Industries. Divestitures include both actual and planned divestitures comprised of the actual divestitures of Levolor and Kirsch window coverings brands (“Décor”) in June 2016, the Tools business (excluding Dymo® industrial labeling) in the first quarter of 2017, and the Fire building, Lehigh, and Teutonia businesses all in the second quarter of 2017; as well as the planned divestitures of businesses held for sale including two winter sports units, Völkl® and K2®, a remaining portion of the Rubbermaid® Consumer Storage business to be divested in the third quarter of 2017, Humidifiers and Fans business, and the planned exit of a distribution agreement with Sprue Aegis. Additionally, since the completion of the Jarden acquisition and consistent with standard retail practice, the Home Fragrance business in the Live segment and the Outdoor & Recreation business in the Play Segment exclude net sales from retail store openings until one year anniversary of their opening dates and current and prior period net sales from retail store closures from the decision date to close until their closing dates.

NEWELL BRANDS INC.

Reconciliation of Non-GAAP Measure

Core Sales Growth Outlook

	Year Ending
	December 31, 2017
Estimated net sales growth (GAAP)	11.5%	to	13.0%
Less: Pre-closing Jarden sales included in pro forma base [1]		-18.1%
Add: Unfavorable foreign exchange	0.5%	to	0.8%
Add: Divestitures, net of acquisitions [2]	8.6%	to	8.3%

Core Sales Growth, Adjusted Pro Forma	2.5%	to	4.0%

[1]	Adjusted pro forma reflects Jarden sales from January 1, 2016 to April 15, 2016.
[2]	Acquisitions exclude net sales until the one year anniversary of their respective dates of acquisition, and are comprised of Sistema, Smith Mountain Industries, GUD, Bond, and Touch Industries. Divestitures include both actual and planned divestitures comprised of the actual divestitures of Levolor and Kirsch window coverings brands (“Décor”) in June 2016, the Tools business (excluding Dymo® industrial labeling) in the first quarter of 2017, and the Fire building, Lehigh, and Teutonia businesses all in the second quarter of 2017; as well as the planned divestitures of businesses held for sale including two winter sports units, Völkl® and K2®, a remaining portion of the Rubbermaid® Consumer Storage business to be divested in the third quarter of 2017, Humidifiers and Fans business, and the planned exit of a distribution agreement with Sprue Aegis. Additionally, since the completion of the Jarden acquisition and consistent with standard retail practice, the Home Fragrance business in the Live segment and the Outdoor & Recreation business in the Play Segment exclude net sales from retail store openings until one year anniversary of their opening dates and current and prior period net sales from retail store closures from the decision date to close until their closing dates.